EXHIBIT 99.2

CERTIFICATE OF THE
CHIEF FINANCIAL OFFICER OF
INDEPENDENT BANK CORPORATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

        I, Robert N. Shuster, Chief Financial Officer of Independent Bank Corporation, certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

        (1)         The quarterly report on Form 10-Q for the quarterly period ended March 31, 2003, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;

        (2)         The information contained in this quarterly report on Form 10-Q for the quarterly period ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Independent Bank Corporation

INDEPENDENT BANK CORPORATION
Date: May 9, 2003	By:	/s/ Robert N. Shuster Robert N. Shuster
	Its:	Chief Financial Officer